Exhibit 99.1

DEAN FOODS ANNOUNCES COMPLETION OF SPIN-OFF OF

THE WHITEWAVE FOODS COMPANY

DALLAS, May 23, 2013 – Dean Foods Company (“Dean Foods”) (NYSE: DF) announced today that it has completed its previously announced distribution of an aggregate of 47,686,000 shares of Class A common stock and 67,914,000 shares of Class B common stock of The WhiteWave Foods Company (“WhiteWave”) (NYSE: WWAV) as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on the record date of May 17, 2013.

Based on the shares of Dean Foods common stock outstanding as of May 17, 2013, the record date for the distribution, each share of Dean Foods common stock received 0.25544448 shares of WhiteWave Class A common stock and 0.36380189 shares of WhiteWave Class B common stock in the distribution.

Fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock were not distributed to Dean Foods stockholders. Instead, the fractional shares of WhiteWave Class A common stock and WhiteWave Class B common stock will be aggregated and sold in the open market, with the net proceeds distributed pro rata in the form of cash payments to Dean Foods stockholders who would otherwise receive WhiteWave fractional shares. The spin-off was structured to qualify as a tax-free distribution to Dean Foods stockholders for U.S. federal tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Dean Foods stockholders should consult their tax advisors with respect to U.S. federal, state, local and foreign tax consequences of the distribution.

With the completion of the distribution, Dean Foods continues to own an approximate 19.9% economic interest in WhiteWave. Dean Foods expects to dispose of its retained shares of WhiteWave Class A common stock within 18 months of the distribution in one or more debt-for-equity exchanges or other tax-free dispositions.

“The successful completion of the spin-off of WhiteWave continues to unlock significant shareholder value and represents the final stage of our business separation strategy,” said Gregg Tanner, Chief Executive Officer and Director of Dean Foods. “We are well positioned to extend our advantages in the dairy industry, and the retention of a minority ownership interest in WhiteWave gives us the ability to monetize our shares in the future to further increase our financial strength.”

Evercore Partners acted as financial advisor to Dean Foods in connection with its strategy to separate its WhiteWave and Morningstar business platforms. J.P. Morgan acted as financial advisor to Dean Foods in connection with the spin-off of The WhiteWave Foods Company.

ABOUT DEAN FOODS

Dean Foods® is a leading food and beverage company in the United States and is the nation’s largest processor and direct-to-store distributor of fluid milk. Headquartered in Dallas, Texas, the Dean Foods portfolio includes TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean’s®, Garelick Farms®, LAND O LAKES® fluid milk, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, Pet®, T.G. Lee®, Tuscan®, Viva® and more. In all, Dean Foods has more than 50 local and regional dairy brands and private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Nearly 19,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

FORWARD-LOOKING STATEMENTS

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These “forward-looking” statements include statements relating to, among other things, Dean Foods’ intended disposition of its remaining ownership interest in The WhiteWave Foods Company. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release. The disposition of Dean Foods’ remaining ownership interest in WhiteWave in one or more tax-free dispositions after the spin-off would be subject to various conditions, including the existence of satisfactory market conditions. For other risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see the “Risk Factors” section of Dean Foods’ most recent Annual Report on Form 10-K filed with the SEC. The forward-looking statements in this press release speak only as of the date of this release. Dean Foods expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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CONTACT: Corporate Communications, Liliana Esposito, +1-214-721-7766; or Investor Relations, Barry Sievert, +1-214-303-3438